UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 1, 2017

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Accelerate Diagnostics, Inc. (the “Company”) approved and the Company entered into a First Amendment to the Restricted Stock Unit Agreement For Joan Martin Under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “Amendment”). The original Restricted Stock Unit Agreement awarded Mr. Martin, Executive Vice President & Head of Europe, Middle East, and Africa, 40,250 restricted stock units (“RSUs”) on April 1, 2016 pursuant to the Company’s 2012 Omnibus Equity Incentive Plan. The RSUs were scheduled to vest 40% on March 19, 2017 and the remaining 60% in 36 equal monthly installments thereafter. The Amendment modified the vesting schedule for the RSUs awarded to Mr. Martin to vest 40% on March 19, 2017 and the remaining 60% in three equal annual installments thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2017	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer